UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On October 25, 2010, the Compensation Committee of the Board of Directors of Immucor, Inc. (the “Company”) adopted a policy that, effective immediately, the Company will not enter into future new employment agreements, or materially amended employment agreements, with named executive officers (as that term is defined under SEC rules) that include (1) a single trigger or modified single trigger for payments contingent upon a change in control, or (2) any excise tax gross-up provisions with respect to payments contingent upon a change in control.

In addition, the Company clarified that in fiscal year 2010, after he became a Director, the Company paid Dr. Paul Mintz $9,500 in advisory fees, consisting of $7,500 for his role as Chair of the Scientific Advisory Board and $2,000 in speaking fees.  Also, in fiscal year 2010, before he became a Director, the Company paid Dr. Mintz $4,000 in speaking fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: October 26, 2010	By:	/s/ Philip H. Moïse
Philip H. Moïse
Executive Vice President and General Counsel